EXHIBIT 5.1
Graubard Miller
405 Lexington Avenue - 19th Floor
New York, New York 10174

April 18, 2007

Equicap, Inc.
10510 Hillsboro Road
Santa Ana, CA 92705

Dear Sirs:

Reference is made to the Registration Statement on Form SB-2 (“Registration Statement”) filed by Equicap, Inc. (“company”), a Nevada corporation, under the Securities Act of 1933, as amended (“Act”), with respect to an aggregate of 10,196,504 shares of common stock, par value $.001 per share (“common stock”), to be offered for sale by the selling stockholders set forth in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the company.

Based upon the foregoing the 9,773,969 shares of outstanding common stock have been duly authorized and legally issued, and are fully paid and non-assessable, and the 422,535 shares of common stock when issued upon the exercise and pursuant to the terms of the common stock purchase warrants issued to the placement agent or its designees, including the payment and receipt of the exercise price per share by the company, it is our opinion that such common stock will be duly authorized and legally issued, and will be fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller

GRAUBARD MILLER